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                                  EXHIBIT 10.4
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                   Supplemental Retirement Income Agreement

     AGREEMENT, made as of this 20th day of December, 1990 by and between BROOKLINE SAVINGS BANK, a savings bank organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Bank"), and SUSAN M. GINNS (hereinafter referred to as "Employee"),



                             W I T N E S S E T H:
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     A.   Employee has been employed by the Bank in an Executive capacity for many years and the Bank wishes to retain Employee in such capacity.

     B. The Bank is willing to provide certain retirement/death benefits to Employee in addition to those that may be available to Employee under the Bank's current retirement and pension plans (the "Current Plans").


     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Definitions. For purposes hereof the following terms shall have the
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meanings ascribed to them below:

     "Beneficiary" shall mean that person designated, in the most recent writing submitted by Employee to the Bank (the "Beneficiary Designation"), as the beneficiary under this Supplemental Retirement Income Agreement. In the event that Employee dies without having so named a person surviving her as the beneficiary hereunder, the Beneficiary hereunder shall be the

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Employee's estate. In the event the Beneficiary survives the Employee but dies before the expiration of the Benefit Period, those persons, if any, named as alternate beneficiaries in the Beneficiary Designation (the "Alternates") shall thereafter be deemed to be the Beneficiary hereunder, provided however, that if
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the Alternates are deemed to be the Beneficiary hereunder but all of such
Alternates die before the expiration of the Benefit Period, the Employee's estate shall be deemed to be the Beneficiary hereunder.

     "Benefit" means the Monthly Benefit or Lump-Sum Benefit, as the case may be.

     "Benefit Accruals" shall mean the aggregate accruals made by the Bank on its books, in order to fully reflect the costs of the Normal Retirement Benefit to be paid hereunder, based upon an assumed Retirement at age 65, and upon such mortality tables and assumed interest rates as the Committee determines to be appropriate.

     "Benefit Period" shall mean, in the case where Employee Retires prior to death, the period commencing on the date the Employee Retires and ending on the later to occur of (i) said Employee's death or (ii) the expiration of 180 months from the Employee's Retirement; and, in the case where the Employee dies while still employed by the Bank, the period commencing on the date of the Employee's death and ending on the earlier to occur of (i) the expiration of 180 months from the Employee's death and (ii) the date upon which Employee would have become (if she had survived to such date) the Life Expectancy Age.

     "Board" shall mean the Board of Trustees of the Bank.

     "Committee" shall mean the Bond and Salary Committee of the Bank, or such other Committee of the Bank as the Board, from time to time, may designate to oversee and administer the terms of this Agreement

     "Early Retirement Benefit" shall mean the amount (determined as of the date of Retirement) that would completely amortize the Benefit Accruals made through such Retirement, assuming:

     (i)   such amount is to be paid each month of the Benefit Period;

     (ii) the Benefit Period will last the longest possible time (based upon such mortality tables as the Committee determines to be appropriate);

     (iii) that the remaining balance of such accruals earns interest at a rate determined to be reasonable by the Committee.

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     "Life Expectancy Age" shall mean the age determined by adding to the
Employee's age at death the standard life expectancy (based upon such mortality tables as the Committee determines to be appropriate) of a healthy female of the Employee's age at death, determined as of the date of Employee's death.

     "Lump-Sum Benefit" means a one time payment equal to the actuarial value, on the date of such payment, of the Monthly Benefits remaining payable hereunder, based upon such mortality tables and interest rate assumptions as are determined to be reasonable by an independent actuary selected by the Committee.

     "Monthly Benefit" shall mean in the case of Retirement on or after the Employee's 65th birthday, the Normal Retirement Benefit; and in the case of Retirement prior to Employee's 65th birthday, the Early Retirement Benefit.

     "Normal Retirement Benefit" shall mean $3,000.00 per month.

     "Retirement" or Retires" shall mean the termination (by Employee or by the Bank) of Employee's employment with the Bank, whether voluntary or involuntary and including termination due to the death of the Employee, while employed by the Bank.

     "Total Disability" or "Totally Disabled" shall mean Employee's becoming so incapacitated (either physically or mentally) that she is unable to fulfill all of her duties as an executive employee of the Bank. The determination of Total Disability shall be made, in the case of Employee's voluntary Retirement, by a physician mutually acceptable to the Employee and the Bank and in the case of termination pursuant to Section 6 hereof, by the Committee in accordance with
Section 6.


     2.   Employment.  Employee agrees to continue to serve the Bank, devoting
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here normal working time to the interests and activities of the Bank, in the capacity of Vice-President or such other capacity as the Board from time to time may assign to her.

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     3.   Salary, Etc.  Payments hereunder shall be supplemental and in addition
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to all other payments of salary, pension amounts or profit sharing payments made by the Bank to or for the benefit of the Employee.

     4.   Supplemental Income upon Retirement.  (a) Except as provided in
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Section 6 hereof, commencing on the first day of the first month after
Employee's Retirement, and on the first day of each month thereafter until the expiration of the Benefit Period, the Bank shall pay to Employee (or to the Beneficiary if the Employee is not then living) an amount equal to the Monthly Benefit. Alternatively, and at any time, in lieu of future Monthly Benefits due hereunder, the Bank may elect to make a Lump-Sum Benefit payment to Employee or the Beneficiary, as the case may be.

     (b) The Bank reserves the right to withhold from payment of Benefits hereunder such amount of income, payroll, and other taxes as the Bank deems advisable.

     (c) Notwithstanding any provisions hereof to the contrary, if the Employee Retires on or after he 65th birthday: (i) the Committee shall determine the Early Retirement Benefit as of the date of such Retirement (the "Minimum Benefit"), and (ii) if the Minimum Benefit exceeds the Monthly Benefit calculated hereunder, then the Monthly Benefit for all purposes hereunder shall be increased to equal said Minimum Benefit.

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     5.   Benefits Unsecured. All Benefits hereunder shall be paid from the
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general assets of the Bank, shall not be funded, by trust or otherwise. Neither the Employee nor any Beneficiary shall have a right greater than that of a general creditor of the Bank. Nothing herein shall be deemed to create a trust of any kind or to create any fiduciary relationship whatsoever.

     6.   Disability. In the event that, prior to the termination of the
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Employee's employment with the Bank, the Committee shall determine that the
Employee has become Totally Disabled, such Committee may terminate the Employee's employment by duly adopting (by a vote of a majority of the entire Committee) and recording in its minutes a resolution to that effect and mailing a copy thereof to the Employee at her regular post office address. Such termination shall be effective on the date of the adoption of such resolution or upon such later date as may be specified therein, but only if the Employee shall be living on such date. Such termination shall be deemed a Retirement hereunder as of the effective date of such termination.

     7.   Termination.  (a) Notwithstanding any provisions hereof to the
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contrary, this Agreement shall terminate and be of no further force or effect in the event that (i) the Employee voluntarily retires before she attains age 55;
(ii) the Employee is discharged by the Bank for Cause, or (ii) the Employee

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breaches any of the covenants contained in Section 8 hereof (said termination to be effective even in the event that a court should find any of the provisions of said Section 8 to be unenforceable; it being the intention of the parties that this Agreement shall terminate if the Employee breaches any of the original terms of Section 8 without regard to any judicial modification pursuant to
Section 8(b) hereof).

     (b) For purposes of this Agreement, a discharge shall be for Cause if the Committee shall determine (upon the majority vote of the entire Committee) that any one or more of the following has occurred:

          (i) The Employee shall have committed fraud, embezzlement, misappropriation or breach of fiduciary duty against the Bank or against any customer or depositor thereof, or shall have committed any such action against any other person or entity and such action materially and adversely reflects upon the business, affairs or reputation of the Bank or upon the Employee's ability to perform her duties hereunder; or

          (ii) The Employee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or crime involving moral turpitude;

          (iii) The Employee shall have (A) materially failed to perform or neglected her duties as Vice-President of the Bank on a regular basis or
     (B) refused to carry out the duties assigned to her by the Board in accordance with Section 2 hereof.

     8.   Non-Competition, Etc.  (a) Employee hereby agrees that she for a
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period of 5 years from the date of Retirement will not directly or indirectly:

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          (i)   as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), anywhere in or within 75 miles of Brookline, Massachusetts, engage in the banking business;

          (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Bank to terminate their employment with, or otherwise cease their relationship with, the Bank; or

          (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the depositors, borrowers, customers or prospective customers of the Bank.

     (b) If any restriction set forth in Section 8(a) is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities of in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     (c) The restrictions contained in this Section 8 are necessary for the protection of the business and goodwill of the Bank and are considered by Employee to be reasonable for such purpose. Employee acknowledges, understands and agrees that (i) the Bank operates a banking business in Brookline, Massachusetts and its vicinity, and therefore the geographic coverage of the restrictions contained herein are necessary for the protection of the Bank and are reasonable and (ii) Employee's experience and capabilities are such that the provisions of this Section 8 will not prevent Employee from earning a livelihood.

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     (d)  Employee hereby agrees that she at any and all times subsequent to
Retirement will not (i) make any disparaging or uncomplimentary remarks to any other person about the Bank or its officers, directors or employees, or (ii) disclose to any other person or entity any information relating to the Bank or its operations which could be deemed confidential, or proprietary, it being specifically acknowledged that customer and borrower lists, methods of operation and salary information shall be deemed confidential and/or proprietary, but that the foregoing is not intended to be an exclusive list of confidential or proprietary information.

     9.   Other Benefits. Nothing contained herein shall be deemed to exclude
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the Employee from any supplemental compensation, bonus, pension, insurance, severance pay or other benefit (including payments under the Current Plans) to which otherwise she might be or might become entitled as an employee of the Bank.

     10.  Additional Provisions.  (a) This Agreement is a personal agreement and
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the rights and interests hereunder (except those of the Bank) may not be sold, transferred, assigned, pledged or hypothecated. Benefits hereunder are not subject to alienation, anticipation or assignment by Employee or any Beneficiary and are not subject to being attached or reached and

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applied by any creditor.  This Agreement shall be binding on the heirs, executors and administrators of the Employee and on the successors and assigns of the Bank. During the Employee's lifetime the parties hereto by mutual agreement may amend, modify or rescind this Agreement without the consent of any other person.

          (b) This Agreement is intended to be unfunded and entered into by the Bank primarily for the purpose of providing deferred compensation for Employee as one of a select group of management or highly compensated employees within the meaning of Section 201 (2) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"). Benefits are intended not to be taxable to Employee under the Internal Revenue Code of 1986, as amended (the "Code") until paid. This Agreement shall be construed and interpreted in a manner consistent with the foregoing intentions.

          (c) This Agreement shall not constitute an express or implied contract of employment between the Bank and the Employee.

     11.  Arbitration.  Any controversy or claim arising out of or relating to
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this Agreement or the breach thereof shall be settled by arbitration in the Town of Brookline, Massachusetts in accordance with the rules then obtaining of the American Arbitration Association, and a judgment upon the award may be entered in any court having jurisdiction thereof.
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     12.  Governing Law.  This Agreement shall be governed by the laws of the
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Commonwealth of Massachusetts.

                                             BROOKLINE SAVINGS BANK

                                          By:/s/ Franklin Wyman, Jr.
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                                             /s/ Susan M. Ginns
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                                              Employee